Exhibit 5.2

Will H. Cai T: +852 3758 1210 wcai@cooley.com

December 11, 2024

Bitdeer Technologies Group
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509

Ladies and Gentlemen:

We have acted as special U.S. counsel to Bitdeer Technologies Group, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the filing by the Company of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”), that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of:

•	Class A ordinary shares, par value US$0.0000001, of the Company (the “Ordinary Shares”);

•
debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.2 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); and

•
warrants to purchase Ordinary Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.4 and 4.5 to the Registration Statement (the “Warrant Agreement”).

The Ordinary Shares, the Debt Securities and the Warrants plus any additional Ordinary Shares, Debt Securities and Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

Partners: Will H. Cai Michael X. Yu Pang Lee Ferish P. Patel Ethan Z. Jin Xun Zeng Jie Zhang
Registered Foreign Lawyer (New York): Yiming Liu
Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong
T: +852 3758 1200 F: +852 3014 7818 cooley.com

Bitdeer Technologies Group December 11, 2024 Page Two

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Base Prospectus, and (b) such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We are not hereby rendering any opinion with respect to any Ordinary Shares issuable upon the conversion or exercise, as applicable, of any Debt Securities, or any Warrants. We have also assumed that with respect to any Debt Securities issuable upon the exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief including, without limitation, specific performance. We have assumed that (i) the Company is validly existing under the laws of the Cayman Islands, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture and the Warrants in accordance with their respective terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture and the Warrants in accordance with its organizational documents and the laws of the Cayman Islands, (iii) any Ordinary Shares issued upon conversion of the Debt Securities or upon exercise of Warrants will be duly authorized, validly issued, fully paid and non-assessable and (iv) the execution, delivery and performance by the Company of its obligations under the Debt Securities, the Indenture and the Warrants will not violate the laws of the Cayman Islands or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities or any Warrants offered under the Registration Statement and the related Indenture or Warrant Agreements, as applicable, will be executed in the forms filed or will be incorporated by reference as exhibits to the Registration Statement.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Partners: Will H. Cai Michael X. Yu Pang Lee Ferish P. Patel Ethan Z. Jin Xun Zeng Jie Zhang
Registered Foreign Lawyer (New York): Yiming Liu
Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong
T: +852 3758 1200 F: +852 3014 7818 cooley.com

Bitdeer Technologies Group December 11, 2024 Page Three

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.
With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and their issuance and sale, including as to any Ordinary Shares to be issued on the conversion thereof, have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of association (the “Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2.
With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants, including as to any Ordinary Shares or Debt Securities to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Partners: Will H. Cai Michael X. Yu Pang Lee Ferish P. Patel Ethan Z. Jin Xun Zeng Jie Zhang
Registered Foreign Lawyer (New York): Yiming Liu
Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong
T: +852 3758 1200 F: +852 3014 7818 cooley.com

Bitdeer Technologies Group December 11, 2024 Page Four

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,
Cooley LLP
By:	/s/ Will H. Cai
Will H. Cai

Partners: Will H. Cai Michael X. Yu Pang Lee Ferish P. Patel Ethan Z. Jin Xun Zeng Jie Zhang
Registered Foreign Lawyer (New York): Yiming Liu
Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong
T: +852 3758 1200 F: +852 3014 7818 cooley.com